Exhibit 99.1

Sonic Automotive Reports 1st Quarter 2020 Results With All-Time
Record EchoPark Revenue And Unit Sales

Strengthens Balance Sheet and Liquidity

CHARLOTTE, N.C. – April 29, 2020 - Sonic Automotive Inc. (“Sonic” or the “Company”) (NYSE:SAH), one of the nation’s largest automotive retailers, today reported financial results for the first quarter ended March 31, 2020. The Company also provided a business update regarding the effects of the COVID-19 pandemic, and the actions Sonic is taking to protect the health and safety of its guests and teammates.

In the first quarter of 2020, the Company was required to record a non-cash goodwill impairment charge of $268.0 million related to its franchised dealerships reporting unit as a result of a decrease in the Company’s market value due to the COVID-19 pandemic’s effect on the stock market and expected reduction in economic activity in the near term. Including the effect of this non-cash goodwill impairment charge, the Company reported GAAP loss per diluted share from continuing operations of $4.67 for the first quarter of 2020, compared to GAAP earnings per diluted share from continuing operations of $0.99 for the first quarter of 2019.

Excluding the effect of the non-cash goodwill impairment charge, adjusted earnings per diluted share from continuing operations* were $0.40 for the first quarter of 2020, compared to $0.39 for the first quarter of 2019, up nearly 3%.

First Quarter Highlights

•Adjusted earnings per diluted share from continuing operations* of $0.40 for the first quarter of 2020, compared to $0.39 for the first quarter of 2019
•SG&A expenses as a percentage of gross profit were 80.5% for the first quarter of 2020, compared to 68.8% for the first quarter of 2019 (adjusted SG&A expenses as a percentage of gross profit* were 80.5% for the first quarter of 2020 and 80.1% for the first quarter of 2019)
•Total Sonic consolidated first quarter 2020 revenues of $2.3 billion and gross profit of $350.6 million
•Record quarterly EchoPark revenues of $331.7 million, up 33% from the first quarter of 2019
•Record quarterly EchoPark retail sales volume of 13,986 units, up 27% from the first quarter of 2019
•EchoPark segment income of $2.1 million, in-line with the first quarter of 2019
•Total available liquidity of $418.4 million as of April 28, 2020, an increase from $311.5 million as of March 31, 2020, and $280.0 million as of December 31, 2019
•Same store Franchised Dealerships Segment operating results for the first quarter of 2020, compared to the first quarter of 2019:
◦Revenues down 2.7%, gross profit up 0.8%
◦New vehicle unit volume down 6.1%; new vehicle gross profit per unit down 6.5%, to $2,093 per unit
◦Retail used vehicle unit volume up 1.5%; retail used vehicle gross profit per unit down 2.5%, to $1,240 per unit
◦Parts, service and collision repair (“Fixed Operations”) gross profit up 2.0%; customer pay gross profit up 5.3%
◦Finance and insurance (“F&I”) gross profit up 6.9% (all-time record quarterly F&I gross profit per retail unit of $1,885 on a total Sonic consolidated basis)

* Adjusted net income from continuing operations, adjusted earnings per diluted share from continuing operations, adjusted SG&A expenses, and adjusted SG&A expenses as a percentage of gross profit are non-GAAP financial measures. The schedules included in this press release reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Commentary

David Smith, Sonic’s and EchoPark’s Chief Executive Officer, commented, “Our exceptional 2019 momentum carried over into the first quarter of 2020, where we saw strong operational performance prior to the impact of the COVID-19 pandemic on our business in the last three weeks of March. Through the first two months of 2020, same store total revenues increased 17% versus the comparable two-month period in 2019, driven by an 11% increase in new vehicle unit sales volume, a 27% increase in used vehicle unit sales volume and an 8% increase in Fixed Operations revenues. In mid-

March, we began to see the sudden and severe impact of the COVID-19 pandemic, as many state and local governments across the nation enacted stay-at-home orders. As essential businesses, our stores have remained open as permitted by governmental orders, however we have experienced a significant reduction in customer foot traffic in both our service and sales businesses.”

Mr. Smith continued, “During this challenging time, our primary concern remains the health and safety of our teammates and guests. We have taken extensive actions to ensure that first responders and other essential workers have safe, reliable access to transportation so they can continue to supply critical needs in our communities. In addition to implementing CDC-recommended social distancing protocols and enhanced sanitization procedures at our dealerships, we are also providing no-contact vehicle pick-up and delivery services for both vehicle sales and vehicle service, ensuring stability and continuity for our guests, our teammates and our business partners.”

Jeff Dyke, Sonic’s and EchoPark’s President, commented, “Looking to the longer term, we continue to take appropriate steps to strengthen our balance sheet and fortify the business. This includes continuing to enhance our liquidity outlook by lowering operating costs, postponing certain capital expenditures and working with our manufacturer and lending partners to access additional sources of liquidity. I would like to thank all of our teammates and manufacturer partners for their dedication and commitment during this difficult time. Due to their efforts, we believe that we have the operating procedures and financial resources in place to manage the current economic climate and to quickly recover when consumer and commercial activity resumes.”

Heath Byrd, Sonic’s and EchoPark’s Chief Financial Officer, commented, “The one-time, non-cash goodwill impairment charge was related to our franchised dealerships only and was triggered by the decrease in our stock market value from the time period between the official announcement of the COVID-19 pandemic on March 11, 2020 and the end of the first quarter, March 31, 2020. While there continues to be near-term disruption from the COVID-19 pandemic, our liquidity is strong and our long-term outlook and prospects for Sonic and EchoPark have not changed. We believe that our current liquidity position, coupled with the actions taken to improve efficiencies during this pandemic, position us well for the recovery and will make us a stronger company into the future.”

COVID-19 Update

During the global COVID-19 pandemic, certain automotive dealership operations have been deemed essential businesses to support the continuity of people’s daily lives and ensure the transportation needs of our nation’s first responders and essential workers. Presently, all Sonic stores remain open, with full service operations and various levels of vehicle sales as stipulated by individual state and local orders. Sonic is committed to ensuring the safety of its guests and teammates by limiting the spread of COVID-19 while maintaining the continuity of its operations to the best of our ability.

Since the onset of the COVID-19 pandemic in the United States, Sonic has implemented a number of initiatives nationwide to protect the health and safety of its guests and teammates in response to the COVID-19 pandemic, notably:
•As an essential business, all of the Company’s service departments remain open to facilitate reliable transportation for consumers for purposes permitted under state and local government orders (such as shopping for groceries or receiving medical care), as well as first responders, medical professionals and other essential workers requiring transportation to their workplaces;
•The Company’s vehicle sales departments have begun to offer a no-contact purchase experience, allowing 90% of a vehicle transaction to be completed on Sonic’s website or by phone and delivered to the guest with a safe, no-contact home delivery;
•To further reduce the need for unnecessary travel, Sonic has provided delivery and pickup of vehicles from its guests’ places of residence, for those utilizing both the Company’s sales and service departments; and
•For all of the Company’s dealership locations, the Company is adhering to CDC-recommended social distancing protocols and has introduced stringent sanitization procedures, including providing enhanced disinfection of vehicles brought in for service, used for loaner service, used for test drives, or delivered to guests at home.

The COVID-19 pandemic is having a widespread effect on worldwide commerce, including the automotive industry. The positive momentum Sonic experienced during fiscal 2019, including increased revenues, higher overall vehicle sales volumes, and increased levels of profit, continued in early fiscal 2020 through the beginning of March. Since mid-March, Sonic has experienced a significant decrease in overall vehicle sales volumes and service department revenue compared to the prior year, mainly due to lower consumer demand related to the COVID-19 pandemic and related government-imposed restrictions and uncertainty around the overall economic outlook.

Financial Position

Sonic continues to have considerable financial resources and access to diversified funding sources. In response to the COVID-19 pandemic, the Company continues to opportunistically assess all available funding options to further strengthen its balance sheet and increase liquidity to maximize its financial flexibility. Sonic has also taken proactive measures to bolster its liquidity position and provide additional financial flexibility, including drawing down $210 million of additional cash from its revolving credit facility prior to March 31, 2020.

As of April 28, 2020, Sonic’s total available liquidity had increased to approximately $418.4 million, up from $311.5 million as of March 31, 2020 and $280.0 million as of December 31, 2019. Sonic’s liquidity at April 28, 2020 consists of $304.0 million of cash and cash equivalents on hand, $90.0 million of floor plan deposit balances and $24.4 million of availability under our existing credit facilities. All of the additional liquidity generated since December 31, 2019 was a result of maximizing availability under pre-existing agreements and cash from operations. Sonic may have additional opportunities to further increase its liquidity position using unfinanced real estate and other sources, if necessary. From a debt perspective, Sonic has no significant near-term debt maturities.

First Quarter 2020 Operational Summary

For the first quarter of 2020, Sonic’s consolidated total revenues were $2.3 billion, down 3% compared to the first quarter of 2019. EchoPark Segment revenues were $331.7 million for the first quarter of 2020, representing a 33% increase from the first quarter of 2019. Franchised Dealerships Segment revenues were $2.0 billion for the first quarter of 2020, down 8% from the first quarter of 2019, attributable to a substantial decrease in new and used vehicle sales during the last three weeks of March due to the COVID-19 pandemic and related government-imposed restrictions.

Adjusted SG&A expenses as a percentage of gross profit* were up 40 basis points for the first quarter of 2020, compared to the first quarter of 2019, due primarily to lower levels of gross profit for the first quarter of 2020, attributable to the COVID-19 pandemic.

Adjusted net income from continuing operations* for the first quarter of 2020 was $17.6 million, or $0.40 per diluted share. Comparatively, adjusted net income from continuing operations* for the first quarter of 2019 was $16.8 million, or $0.39 per diluted share.

Adjusted results exclude the following pre-tax items of interest:

(In millions)	Q1 2020	Q1 2019	Income Statement Line Item
Gain on franchise disposals	$—	$46.7	SG&A expenses
Executive transition costs	$—	$(6.3)	SG&A expenses	(1)
Impairment charges	$(268.0)	$(1.9)	Impairment charges	(2)

Note: Amounts in table relate to the Franchised Dealerships Segment unless otherwise noted below.
(1) $6.0 million of Q1 2019 amount is not deductible for tax purposes.
(2) $91.1 million of Q1 2020 amount is not deductible for tax purposes. $1.9 million Q1 2019 amount is related to the EchoPark Segment.

Dividend

Sonic’s Board of Directors approved a quarterly cash dividend of $0.10 per share payable on July 15, 2020 to all stockholders of record on June 15, 2020.

First Quarter 2020 Earnings Conference Call

Senior management will host a conference call on Thursday, April 30, 2020 at 11:00 A.M. (Eastern) to discuss the quarter’s results. To access the live broadcast of the call over the Internet, please go to ir.sonicautomotive.com. The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:

Domestic: (833) 353-0344

International: (346) 294-9374
Conference ID: 5789957

A conference call replay will be available one hour following the call for seven days and can be accessed by calling:

Domestic: (855) 859-2056
International: (404) 537-3406
Conference ID: 5789957

Investor presentation and earnings press release materials for the Company’s earnings conference call will be accessible beginning the morning of the conference call on the Company’s website at ir.sonicautomotive.com.

About Sonic Automotive

Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com.

About EchoPark Automotive

EchoPark Automotive is an operating segment within the Company with 10 existing locations that specialize in pre-owned vehicle sales and provide a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com.

Forward-Looking Statements

Included herein are forward-looking statements. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated liquidity position, expected future capital expenditures, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s other periodic reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income from continuing operations, adjusted earnings per diluted share from continuing operations, adjusted SG&A expenses, and adjusted SG&A expenses as a percentage of gross profit. As required by SEC rules, the Company provides reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosures and provide a meaningful presentation of the Company’s results.

Company Contacts

Investor Inquiries:
Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400
Danny Wieland, Investor Relations (704) 927-3462

Press Inquiries:
Danielle DeVoren / Anthony Feldman
212-896-1272 / 347-487-6194
ddevoren@kcsa.com/afeldman@kcsa.com

Sonic Automotive, Inc.
Results of Operations (Unaudited)

Results of Operations

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	% Change
	(In thousands, except per share amounts)
Revenues:
New vehicles	$959,489	$1,066,334	(10.0)%
Used vehicles	850,052	820,366	3.6%
Wholesale vehicles	48,543	54,770	(11.4)%
Total vehicles	1,858,084	1,941,470	(4.3)%
Parts, service and collision repair	334,680	341,430	(2.0)%
Finance, insurance and other, net	115,292	106,238	8.5%
Total revenues	2,308,056	2,389,138	(3.4)%
Cost of Sales:
New vehicles	(914,074)	(1,012,538)	(9.7)%
Used vehicles	(817,922)	(783,358)	4.4%
Wholesale vehicles	(48,700)	(56,037)	(13.1)%
Total vehicles	(1,780,696)	(1,851,933)	(3.8)%
Parts, service and collision repair	(176,782)	(178,194)	(0.8)%
Total cost of sales	(1,957,478)	(2,030,127)	(3.6)%
Gross profit	350,578	359,011	(2.3)%
Selling, general and administrative expenses	(282,156)	(247,095)	(14.2)%
Impairment charges	(268,000)	(1,952)	(13,629.5)%
Depreciation and amortization	(22,297)	(22,649)	1.6%
Operating income (loss)	(221,875)	87,315	(354.1)%
Other income (expense):
Interest expense, floor plan	(10,508)	(13,226)	20.6%
Interest expense, other, net	(10,965)	(12,853)	14.7%
Other income (expense), net	100	100	—%
Total other income (expense)	(21,373)	(25,979)	17.7%
Income (loss) from continuing operations before taxes	(243,248)	61,336	(496.6)%
Provision for income taxes for continuing operations - benefit (expense)	44,117	(18,987)	332.4%
Income (loss) from continuing operations	(199,131)	42,349	(570.2)%
Discontinued operations:
Income (loss) from discontinued operations before taxes	(285)	(180)	(58.3)%
Provision for income taxes for discontinued operations - benefit (expense)	83	52	59.6%
Income (loss) from discontinued operations	(202)	(128)	(57.8)%
Net income (loss)	$(199,333)	$42,221	(572.1)%
Basic earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(4.67)	$0.99	(571.7)%
Earnings (loss) per share from discontinued operations	(0.01)	(0.01)	—%
Earnings (loss) per common share	$(4.68)	$0.98	(577.6)%
Weighted-average common shares outstanding	42,615	42,838	0.5%
Diluted earnings (loss) per common share:
Earnings (loss) per share from continuing operations	$(4.67)	$0.99	(571.7)%
Earnings (loss) per share from discontinued operations	(0.01)	(0.01)	—%
Earnings (loss) per common share	$(4.68)	$0.98	(577.6)%
Weighted-average common shares outstanding	42,615	42,888	0.6%
Dividends declared per common share	$0.10	$0.10	—%

New Vehicles - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported new vehicle:
Revenue	$959,489	$1,066,334	$(106,845)	(10.0)%
Gross profit	$45,415	$53,796	$(8,381)	(15.6)%
Unit sales	21,724	25,197	(3,473)	(13.8)%
Revenue per unit	$44,167	$42,320	$1,847	4.4%
Gross profit per unit	$2,091	$2,135	$(44)	(2.1)%
Gross profit as a % of revenue	4.7%	5.0%	(30)	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store new vehicle:
Revenue	$959,491	$1,006,903	$(47,412)	(4.7)%
Gross profit	$45,465	$51,752	$(6,287)	(12.1)%
Unit sales	21,724	23,133	(1,409)	(6.1)%
Revenue per unit	$44,167	$43,527	$640	1.5%
Gross profit per unit	$2,093	$2,237	$(144)	(6.4)%
Gross profit as a % of revenue	4.7%	5.1%	(40)	bps

Used Vehicles - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported used vehicle:
Revenue	$850,052	$820,366	$29,686	3.6%
Gross profit	$32,130	$37,008	$(4,878)	(13.2)%
Unit sales	40,024	38,463	1,561	4.1%
Revenue per unit	$21,239	$21,329	$(90)	(0.4)%
Gross profit per unit	$803	$962	$(159)	(16.5)%
Gross profit as a % of revenue	3.8%	4.5%	(70)	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store used vehicle:
Revenue	$832,190	$793,460	$38,730	4.9%
Gross profit	$30,444	$32,351	$(1,907)	(5.9)%
Unit sales	39,105	36,692	2,413	6.6%
Revenue per unit	$21,281	$21,625	$(344)	(1.6)%
Gross profit per unit	$779	$882	$(103)	(11.7)%
Gross profit as a % of revenue	3.7%	4.1%	(40)	bps

Wholesale Vehicles - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported wholesale vehicle:
Revenue	$48,543	$54,770	$(6,227)	(11.4)%
Gross profit (loss)	$(157)	$(1,267)	$1,110	87.6%
Unit sales	8,675	8,647	28	0.3%
Revenue per unit	$5,596	$6,334	$(738)	(11.7)%
Gross profit (loss) per unit	$(18)	$(147)	$129	87.8%
Gross profit (loss) as a % of revenue	(0.3)%	(2.3)%	200	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store wholesale vehicle:
Revenue	$48,313	$52,004	$(3,691)	(7.1)%
Gross profit (loss)	$(154)	$(1,083)	$929	85.8%
Unit sales	8,586	7,972	614	7.7%
Revenue per unit	$5,627	$6,523	$(896)	(13.7)%
Gross profit (loss) per unit	$(18)	$(136)	$118	86.8%
Gross profit (loss) as a % of revenue	(0.3)%	(2.1)%	180	bps

Parts, Service and Collision Repair ("Fixed Operations") - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Reported:
Revenue
Customer pay	$135,056	$137,721	$(2,665)	(1.9)%
Warranty	60,760	68,973	(8,213)	(11.9)%
Wholesale parts	38,706	39,297	(591)	(1.5)%
Internal, sublet and other	100,158	95,439	4,719	4.9%
Total	$334,680	$341,430	$(6,750)	(2.0)%

Gross profit
Customer pay	$74,595	$74,326	$269	0.4%
Warranty	33,746	38,407	(4,661)	(12.1)%
Wholesale parts	6,667	6,796	(129)	(1.9)%
Internal, sublet and other	42,890	43,707	(817)	(1.9)%
Total	$157,898	$163,236	$(5,338)	(3.3)%

Gross profit as a % of revenue
Customer pay	55.2%	54.0%	120	bps
Warranty	55.5%	55.7%	(20)	bps
Wholesale parts	17.2%	17.3%	(10)	bps
Internal, sublet and other	42.8%	45.8%	(300)	bps
Total	47.2%	47.8%	(60)	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Same Store:
Revenue
Customer pay	$137,147	$133,233	$3,914	2.9%
Warranty	61,313	65,474	(4,161)	(6.4)%
Wholesale parts	38,706	38,157	549	1.4%
Internal, sublet and other	99,559	90,698	8,861	9.8%
Total	$336,725	$327,562	$9,163	2.8%

Gross profit
Customer pay	$75,729	$71,929	$3,800	5.3%
Warranty	33,907	36,525	(2,618)	(7.2)%
Wholesale parts	6,667	6,565	102	1.6%
Internal, sublet and other	42,752	40,832	1,920	4.7%
Total	$159,055	$155,851	$3,204	2.1%

Gross profit as a % of revenue
Customer pay	55.2%	54.0%	120	bps
Warranty	55.3%	55.8%	(50)	bps
Wholesale parts	17.2%	17.2%	—	bps
Internal, sublet and other	42.9%	45.0%	(210)	bps
Total	47.2%	47.6%	(40)	bps

Finance, Insurance and Other, Net ("F&I") - Consolidated

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported:
Revenue	$115,292	$106,238	$9,054	8.5%
Unit sales	61,163	63,381	(2,218)	(3.5)%
Gross profit per retail unit (excludes fleet)	$1,885	$1,676	$209	12.5%

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same Store:
Revenue	$109,054	$99,384	$9,670	9.7%
Unit sales	60,244	59,546	698	1.2%
Gross profit per retail unit (excludes fleet)	$1,810	$1,669	$141	8.4%

Q1 2020 Build - Consolidated Same Store

	B/(W) than Comparable Period in 2019
(In millions, except unit and per unit data)	January - February 2020		March 2020		Q1 2020
	$	%	$	%	$	%
New vehicle revenues	$83	13.5%	$(130)	(33.2)%	$(47)	(4.7)%
Retail used vehicle revenues	127	25.8%	(88)	(29.0)%	39	4.9%
Wholesale used vehicle revenues	—	2.2%	(4)	(28.4)%	(5)	(7.1)%
Fixed Operations revenues	18	8.3%	(9)	(7.6)%	9	2.8%
F&I revenues	17	27.8%	(7)	(18.4)%	10	9.7%
Total revenues	$245	17.3%	$(238)	(27.6)%	$6	0.3%

New vehicle gross profit	$1	3.5%	$(7)	(34.8)%	$(6)	(12.1)%
New vehicle unit sales volume	1,603	11.3%	(3,012)	(33.6)%	(1,409)	(6.1)%
New vehicle GPU	$(151)	(7.0)%	$(41)	(1.7)%	$(144)	(6.4)%

Retail used vehicle gross profit	$3	14.1%	$(5)	(36.1)%	$(2)	(5.9)%
Retail used vehicle unit sales volume	6,100	26.9%	(3,687)	(26.4)%	2,413	6.6%
Retail used vehicle GPU	$(86)	(10.0)%	$(122)	(13.2)%	$(103)	(11.7)%

Wholesale used vehicle gross profit	$1	63.4%	$—	196.1%	$1	85.8%

Fixed Operations gross profit	$8	8.1%	$(5)	(9.3)%	$3	2.1%
Customer Pay gross profit	$5	11.6%	$(2)	(6.6)%	$4	5.3%

F&I gross profit	$17	27.8%	$(7)	(18.4)%	$10	9.7%
F&I GPU	$106	6.4%	$261	15.3%	$141	8.4%

Total gross profit	$30	14.0%	$(24)	(18.9)%	$6	1.7%

New Vehicles - Franchised Dealership Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported new vehicle:
Revenue	$959,489	$1,066,334	$(106,845)	(10.0)%
Gross profit	$45,415	$53,796	$(8,381)	(15.6)%
Unit sales	21,724	25,197	(3,473)	(13.8)%
Revenue per unit	$44,167	$42,320	$1,847	4.4%
Gross profit per unit	$2,091	$2,135	$(44)	(2.1)%
Gross profit as a % of revenue	4.7%	5.0%	(30)	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store new vehicle:
Revenue	$959,491	$1,006,903	$(47,412)	(4.7)%
Gross profit	$45,465	$51,752	$(6,287)	(12.1)%
Unit sales	21,724	23,133	(1,409)	(6.1)%
Revenue per unit	$44,167	$43,527	$640	1.5%
Gross profit per unit	$2,093	$2,237	$(144)	(6.4)%
Gross profit as a % of revenue	4.7%	5.1%	(40)	bps

Used Vehicles - Franchised Dealership Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported used vehicle:
Revenue	$566,888	$603,949	$(37,061)	(6.1)%
Gross profit	$32,314	$36,738	$(4,424)	(12.0)%
Unit sales	26,038	27,412	(1,374)	(5.0)%
Revenue per unit	$21,772	$22,032	$(260)	(1.2)%
Gross profit per unit	$1,241	$1,340	$(99)	(7.4)%
Gross profit as a % of revenue	5.7%	6.1%	(40)	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store used vehicle:
Revenue	$566,889	$577,043	$(10,154)	(1.8)%
Gross profit	$32,288	$32,608	$(320)	(1.0)%
Unit sales	26,038	25,641	397	1.5%
Revenue per unit	$21,772	$22,505	$(733)	(3.3)%
Gross profit per unit	$1,240	$1,272	$(32)	(2.5)%
Gross profit as a % of revenue	5.7%	5.7%	—	bps

Wholesale Vehicles - Franchised Dealership Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported wholesale vehicle:
Revenue	$42,440	$52,533	$(10,093)	(19.2)%
Gross profit (loss)	$(83)	$(1,204)	$1,121	93.1%
Unit sales	6,910	8,148	(1,238)	(15.2)%
Revenue per unit	$6,142	$6,447	$(305)	(4.7)%
Gross profit (loss) per unit	$(12)	$(148)	$136	91.9%
Gross profit (loss) as a % of revenue	(0.2)%	(2.3)%	210	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store wholesale vehicle:
Revenue	$42,440	$49,767	$(7,327)	(14.7)%
Gross profit (loss)	$(83)	$(1,020)	$937	91.9%
Unit sales	6,910	7,473	(563)	(7.5)%
Revenue per unit	$6,142	$6,660	$(518)	(7.8)%
Gross profit (loss) per unit	$(12)	$(136)	$124	91.2%
Gross profit (loss) as a % of revenue	(0.2)%	(2.0)%	180	bps

Fixed Operations - Franchised Dealership Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Reported:
Revenue
Customer pay	$134,798	$137,569	$(2,771)	(2.0)%
Warranty	60,760	68,973	(8,213)	(11.9)%
Wholesale parts	38,706	39,297	(591)	(1.5)%
Internal, sublet and other	90,237	90,386	(149)	(0.2)%
Total	$324,501	$336,225	$(11,724)	(3.5)%

Gross profit
Customer pay	$74,593	$74,324	$269	0.4%
Warranty	33,746	38,407	(4,661)	(12.1)%
Wholesale parts	6,667	6,796	(129)	(1.9)%
Internal, sublet and other	43,090	43,919	(829)	(1.9)%
Total	$158,096	$163,446	$(5,350)	(3.3)%

Gross profit as a % of revenue
Customer pay	55.3%	54.0%	130	bps
Warranty	55.5%	55.7%	(20)	bps
Wholesale parts	17.2%	17.3%	(10)	bps
Internal, sublet and other	47.8%	48.6%	(80)	bps
Total	48.7%	48.6%	10	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Same Store:
Revenue
Customer pay	$136,913	$133,081	$3,832	2.9%
Warranty	61,313	65,474	(4,161)	(6.4)%
Wholesale parts	38,706	38,157	549	1.4%
Internal, sublet and other	90,219	85,646	4,573	5.3%
Total	$327,151	$322,358	$4,793	1.5%

Gross profit
Customer pay	$75,728	$71,926	$3,802	5.3%
Warranty	33,907	36,525	(2,618)	(7.2)%
Wholesale parts	6,667	6,565	102	1.6%
Internal, sublet and other	42,911	41,044	1,867	4.5%
Total	$159,213	$156,060	$3,153	2.0%

Gross profit as a % of revenue
Customer pay	55.3%	54.0%	130	bps
Warranty	55.3%	55.8%	(50)	bps
Wholesale parts	17.2%	17.2%	—	bps
Internal, sublet and other	47.6%	47.9%	(30)	bps
Total	48.7%	48.4%	30	bps

F&I - Franchised Dealership Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported:
Revenue	$83,029	$80,521	$2,508	3.1%
Unit sales	47,177	52,330	(5,153)	(9.8)%
Gross profit per retail unit (excludes fleet)	$1,760	$1,539	$221	14.4%

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same Store:
Revenue	$78,830	$73,737	$5,093	6.9%
Unit sales	47,177	48,495	(1,318)	(2.7)%
Gross profit per retail unit (excludes fleet)	$1,671	$1,521	$150	9.9%

Used Vehicles and F&I - EchoPark Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported used vehicle and F&I:
Used vehicle revenue	$283,164	$216,417	$66,747	30.8%
Used vehicle gross profit (loss)	$(184)	$270	$(454)	(168.1)%
Used vehicle unit sales	13,986	11,051	2,935	26.6%
Used vehicle revenue per unit	$20,246	$19,583	$663	3.4%
F&I revenue	$32,263	$25,717	$6,546	25.5%
Combined used vehicle gross profit and F&I revenue	$32,079	$25,987	$6,092	23.4%
Total used vehicle and F&I gross profit per unit	$2,294	$2,352	$(58)	(2.5)%

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store used vehicle:
Used vehicle revenue	$265,301	$216,417	$48,884	22.6%
Used vehicle gross profit (loss)	$(1,844)	$(257)	$(1,587)	(617.5)%
Used vehicle unit sales	13,067	11,051	2,016	18.2%
Used vehicle revenue per unit	$20,303	$19,583	$720	3.7%
F&I revenue	$30,224	$25,647	$4,577	17.8%
Combined used vehicle gross profit and F&I revenue	$28,380	$25,390	$2,990	11.8%
Total used vehicle and F&I gross profit per unit	$2,172	$2,298	$(126)	(5.5)%

Wholesale Vehicles - EchoPark Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Reported wholesale vehicle:
Revenue	$6,103	$2,237	$3,866	172.8%
Gross profit (loss)	$(74)	$(63)	$(11)	(17.5)%
Unit sales	1,765	499	1,266	253.7%
Revenue per unit	$3,458	$4,483	$(1,025)	(22.9)%
Gross profit (loss) per unit	$(42)	$(126)	$84	66.7%
Gross profit (loss) as a % of revenue	(1.2)%	(2.8)%	160	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands, except unit and per unit data)
Same store wholesale vehicle:
Revenue	$5,873	$2,237	$3,636	162.5%
Gross profit (loss)	$(71)	$(63)	$(8)	(12.7)%
Unit sales	1,676	499	1,177	235.9%
Revenue per unit	$3,504	$4,483	$(979)	(21.8)%
Gross profit (loss) per unit	$(42)	$(126)	$84	66.7%
Gross profit (loss) as a % of revenue	(1.2)%	(2.8)%	160	bps

Fixed Operations - EchoPark Segment

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Total reported Fixed Operations:
Revenue	$10,179	$5,205	$4,974	95.6%
Gross profit (loss)	$(198)	$(210)	$12	5.7%
Gross profit (loss) as a % of revenue	(1.9)%	(4.0)%	210	bps

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Total same store Fixed Operations:
Revenue	$9,574	$5,204	$4,370	84.0%
Gross profit (loss)	$(158)	$(209)	$51	24.4%
Gross profit (loss) as a % of revenue	(1.7)%	(4.0)%	230	bps

Segment Income (Loss)

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change

Segment income (loss):
Franchised Dealerships Segment	$22,656	$61,182	$(38,526)	(63.0)%
EchoPark Segment	2,096	2,106	(10)	(0.5)%
Total segment income (loss)	$24,752	$63,288	$(38,536)	(60.9)%
Impairment charges	(268,000)	(1,952)	(266,048)	13,629.5%
Income (loss) from continuing operations before taxes	$(243,248)	$61,336	$(304,584)	(496.6)%

Selling, General and Administrative ("SG&A") Expenses - Non-GAAP Reconciliation

	Three Months Ended March 31,		Better / (Worse)
	2020	2019	Change	% Change
	(In thousands)
Reported:
Compensation	$174,422	$184,185	$9,763	5.3%
Advertising	14,135	15,050	915	6.1%
Rent	13,865	15,250	1,385	9.1%
Other	79,734	32,610	(47,124)	(144.5)%
Total SG&A expenses	$282,156	$247,095	$(35,061)	(14.2)%
Items of interest:
Gain (loss) on franchise disposals	$—	$46,680
Executive transition costs	—	(6,264)
Total SG&A adjustments	$—	$40,416
Adjusted:
Total adjusted SG&A expenses	$282,156	$287,511	$5,355	1.9%
Reported:
SG&A expenses as a % of gross profit:
Compensation	49.8%	51.3%	150	bps
Advertising	4.0%	4.2%	20	bps
Rent	4.0%	4.2%	20	bps
Other	22.7%	9.1%	(1,360)	bps
Total SG&A expenses as a % of gross profit	80.5%	68.8%	(1,170)	bps
Items of interest:
Gain (loss) on franchise disposals	—%	13.1%
Executive transition costs	—%	(1.8)%
Total effect of adjustments	—%	11.3%
Adjusted:
Total adjusted SG&A expenses as a % of gross profit	80.5%	80.1%	(40)	bps

Earnings Per Share from Continuing Operations - Non-GAAP Reconciliation

	Three Months Ended March 31, 2020			Three Months Ended March 31, 2019
	Weighted- Average Shares	Amount	Per Share Amount	Weighted- Average Shares	Amount	Per Share Amount
	(In thousands, except per share amounts)
Diluted earnings (loss) and shares from continuing operations (1)	42,615	$(199,131)	$(4.67)	42,888	$42,349	$0.99
Pre-tax items of interest:
(Gain) loss on franchise disposals		$—			$(46,680)
Executive transition costs		—			6,264
Impairment charges		268,000			1,926
Total pre-tax items of interest		$268,000			$(38,490)
Tax effect of above items		$(51,295)			$12,902
Adjusted diluted earnings (loss) and shares from continuing operations	43,432	$17,574	$0.40	42,888	$16,761	$0.39

(1) Basic Weighted-Average Shares Used For Three Months Ended March 31, 2020 Due To Net Loss On GAAP Basis

Adjusted EBITDA - Non-GAAP Reconciliation

	Three Months Ended March 31, 2020				Three Months Ended March 31, 2019
	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total	Franchised Dealerships Segment	EchoPark Segment	Discontinued Operations	Total
	(In thousands)
Net income (loss)				$(199,333)				$42,221
Provision for income taxes				(44,200)				18,935
Income (loss) before taxes	$(245,344)	$2,096	$(285)	$(243,533)	$61,156	$180	$(180)	$61,156
Non-floor plan interest	10,043	365	—	10,408	11,829	433	—	12,262
Depreciation and amortization	20,144	2,708	—	22,852	20,824	2,418	—	23,242
Stock-based compensation expense	2,427	—	—	2,427	2,814	—	—	2,814
Loss (gain) on exit of leased dealerships	—	—	—	—	(170)	—	—	(170)
Impairment charges	268,000	—	—	268,000	26	1,926	—	1,952
Loss (gain) on franchise disposals	—	—	—	—	(46,750)	—	—	(46,750)
Adjusted EBITDA	$55,270	$5,169	$(285)	$60,154	$49,729	$4,957	$(180)	$54,506